Exhibit 99.1

LeMaitre Q4 2017 Record Sales $26.2mm (+12%), Record Op. Income $6.3mm (+62%)

BURLINGTON, MA, February 21, 2018 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2017 results, provided guidance, and announced a 27% dividend increase to $0.07/share.

Q4 2017 Results

•	Record sales of $26.2mm, +12% vs. Q4 2016

•	Record operating income of $6.3mm vs. $3.9mm, +62%

•	Net income of $4.3mm vs. $2.6mm, +65%

•	Earnings of $0.21 per diluted share vs. $0.13, +60%

•	Record EBITDA of $7.4mm vs. $4.8mm, +55%

Q4 2017 sales of $26.2mm increased 12% (+7% organic) vs. Q4 2016. Allografts, valvulotomes, and patches led growth. Sales in the Americas and Europe/Middle East/Africa were up 15% and 22% respectively while sales in Asia/Pac Rim decreased 41%.

Gross margin increased to 69.8% in Q4 2017 from 69.5% in Q4 2016 primarily due to product and geographic mix.

Operating expenses in Q4 2017 were $11.9mm, a 3% decrease vs. the year-earlier quarter. The Company ended the quarter with 90 sales reps vs. 96 at the end of Q4 2016.

Full Year 2017 Results

•	Sales of $100.9mm, +13% reported (+7% organic) vs. 2016

•	Operating income of $21.1mm vs. $16.3mm, +29%

•	Net income of $17.2mm vs. $10.6mm, +62%

•	EPS of $0.86 per diluted share vs. $0.55, +56%

•	Dividends paid of $0.22 per share vs $0.18, +22%

•	EBITDA of $25.0mm vs. $19.8mm, +26%

George W. LeMaitre, Chairman and CEO said, “Sales increased 13% in 2017, while operating income was up 29%. We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

Guidance Summary

Q1 2018 Sales	$26.0mm - $26.6mm (Midpoint: +9% reported, +4% organic)

Q1 2018 Gross Margin	71.5%

Q1 2018 Operating Income	$5.0mm - $5.6mm (Midpoint: +25%)

Q1 2018 Earnings Per Diluted Share	$0.19 - $0.21 (Midpoint: +21%)

2018 Sales	$110.0mm - $111.6mm (Midpoint: +10% reported, +7% organic)

2018 Gross Margin	71.5%

2018 Operating Income	$25.4mm - $26.6mm (Midpoint: +23%)

2018 Earnings Per Diluted Share	$0.96 - $1.00 (Midpoint: +14%)

Quarterly Dividend

On February 15, 2018, the Company’s Board of Directors approved an increased quarterly dividend of $0.07/share of common stock. The dividend will be paid April 5, 2018 to shareholders of record on March 22, 2018.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 9114999. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q1 2018 and 2018 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,096	$24,288
Short-term marketable securities	22,564	—
Accounts receivable, net	15,000	13,191
Inventory and other deferred costs	21,046	19,578
Prepaid expenses and other current assets	2,605	1,970

Total current assets	80,311	59,027

Property and equipment, net	12,378	8,012
Goodwill	23,844	23,426
Other intangibles, net	8,234	9,897
Deferred tax assets	1,378	1,399
Other assets	178	163

Total assets	$126,323	$101,924

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,543	$1,217
Accrued expenses	9,770	8,804
Acquisition-related obligations	1,876	461

Total current liabilities	13,189	10,482

Deferred tax liabilities	2,176	1,941
Other long-term liabilities	1,188	2,001

Total liabilities	16,553	14,424

Stockholders’ equity
Common stock	207	200
Additional paid-in capital	93,127	85,378
Retained earnings	28,333	15,335
Accumulated other comprehensive loss	(2,289)	(4,583)
Treasury stock	(9,608)	(8,830)

Total stockholders’ equity	109,770	87,500

Total liabilities and stockholders’ equity	$126,323	$101,924

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net sales	$26,153	$23,288	$100,867	$89,151
Cost of sales	7,901	7,094	30,170	26,215

Gross profit	18,252	16,194	70,697	62,936

Operating expenses:
Sales and marketing	6,194	6,753	25,948	26,105
General and administrative	4,153	4,011	17,010	14,354
Research and development	1,583	1,521	6,636	6,141

Total operating expenses	11,930	12,285	49,594	46,600

Income from operations	6,322	3,909	21,103	16,336

Other income:
Other income (loss), net	6	(75)	3	(94)

Income before income taxes	6,328	3,834	21,106	16,242
Provision for income taxes	2,044	1,237	3,929	5,652

Net income	$4,284	$2,597	$17,177	$10,590

Earnings per share of common stock
Basic	$0.22	$0.14	$0.91	$0.57

Diluted	$0.21	$0.13	$0.86	$0.55

Weighted - average shares outstanding:
Basic	19,264	18,585	18,961	18,485

Diluted	20,191	19,558	20,033	19,241

Cash dividends declared per common share	$0.055	$0.045	$0.220	$0.180

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$16,186	62%	$14,116	61%	$62,696	62%	$53,710	60%
Europe/Middle East/Africa	8,856	34%	7,278	31%	32,516	32%	29,531	33%
Asia/Pacific Rim	1,111	4%	1,894	8%	5,655	6%	5,910	7%

Total Net Sales	$26,153	100%	$23,288	100%	$100,867	100%	$89,151	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2017
Net sales as reported	$26,153
Impact of currency exchange rate fluctuations	(705)
Net impact of acquisitions excluding currency	(530)

Adjusted net sales		$24,918

For the three months ended December 31, 2016
Net sales as reported	$23,288
Net impact of divestitures excluding currency	—

Adjusted net sales		$23,288

Adjusted net sales increase for the three months ended December 31, 2017		$1,630	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2017
Net sales as reported	$100,867
Impact of currency exchange rate fluctuations	(415)
Net impact of acquisitions excluding currency	(5,186)

Adjusted net sales		$95,266
For the year ended December 31, 2016
Net sales as reported	$89,151
Net impact of divestitures excluding currency	—

Adjusted net sales		$89,151

Adjusted net sales increase for the year ended December 31, 2017		$6,115	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2018
Net sales per guidance	$26,348
Impact of currency exchange rate fluctuations	(1,220)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$25,128

For the three months ended March 31, 2017
Net sales as reported	$24,139
Net impact of divestitures excluding currency	—

Adjusted net sales		$24,139

Adjusted net sales increase for the three months ended March 31, 2018		$989	4%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2018
Net sales per guidance	$110,800
Impact of currency exchange rate fluctuations	(3,258)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$107,542

For the year ended December 31, 2017
Net sales as reported	$100,867
Net impact of divestitures excluding currency	—

Adjusted net sales		$100,867

Adjusted net sales increase for the year ended December 31, 2018		$6,675	7%

	For the three months ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$4,284	$2,597	$17,177	$10,590
Interest (income) expense, net	(58)	(12)	(158)	(67)
Amortization and depreciation expense	1,088	933	4,055	3,591
Provision for income taxes	2,044	1,237	3,929	5,652

EBITDA	$7,358	$4,755	$25,003	$19,766

EBITDA percentage increase		55%		26%